Exhibit 10.23

March 25, 2020

Belinda Johnson

Re:	Transition to Board of Directors

Dear Belinda:

We are excited to welcome you as a member of the Airbnb, Inc. (“Airbnb”) board of directors (the “Board”). Congratulations! In connection with your transition to non-employee director and in recognition of your contributions to Airbnb during your tenure as an executive, the Board has approved certain modifications in respect of your outstanding equity awards and approved your eligibility for non-employee compensation. The purpose of this letter is to memorialize these arrangements.

Second Amended and Restated Stock Option Agreements. The Board has approved the entry into a Second Amended and Restated Stock Option Agreement in respect of each option to purchase Airbnb common stock granted to you on December 1, 2011 (your “2011 Options”), in the forms attached to this letter as Exhibit A and Exhibit B (together, the “Amended and Restated Option Agreements”).

Omnibus Amendment to Equity Awards. The Board has also approved the entry into an omnibus amendment to your equity award agreements in the form attached to this letter as Exhibit C (the “Omnibus Amendment to Equity Award Agreements”).

Transfer Agreement. The letter agreement entered into between you and Airbnb dated as of September 3, 2019 regarding the Proposed Sale of Shares of Class B Common Stock (the “Transfer Agreement”) remains in full force and effect, and nothing in this letter, the Amended and Restated Option Agreements or the Omnibus Amendment to Equity Award Agreements shall amend, modify or otherwise constrain your rights under the Transfer Agreement.

Existing Stock Options and RSUs. Your outstanding Airbnb RSUs for which the time and service-based requirement has not been satisfied that are identified on Exhibit D as “Forfeited RSUs” will be immediately forfeited. In addition, the portion of the options to purchase Airbnb common stock identified on Exhibit D as the “Forfeited Portion” will be immediately forfeited. The grant notices and agreements evidencing your Airbnb RSUs and your Airbnb options will be deemed amended to the extent necessary to reflect the terms of this paragraph.

Board Compensation. In full satisfaction of the initial non-employee director equity awards under Airbnb’s Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”):

•

On March 24, 2020, the Board granted you 518 RSUs (the “Initial Director RSUs”). The time and service-based requirement will be satisfied as to all of the Initial Director RSUs on May 25, 2020, subject to your continued service on the Board through such date. The Initial Director RSUs will be subject to the Plan, the Director Compensation Policy and an RSU agreement in the form

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attached hereto as Exhibit E (the “RSU Agreement”). In addition, you will be granted an annual RSU award on the date of the Board meeting at which other non-employee directors are granted their annual RSU awards, in each case, in accordance with the Director Compensation Policy, subject to your continued service on the Board through such date. The agreement evidencing your annual RSU award will be substantially in the form of the RSU Agreement;

•

On March 24, 2020, the Board also granted you an option to purchase 15,555 Airbnb Shares under the Airbnb 2018 Equity Incentive Plan, as amended (the “Plan”), for an exercise per share equal to $80.36 (the “Initial Director Option”). The Initial Director Option shall vest and become exercisable as to 1/24th of the number of Airbnb Shares subject to the Initial Director Option on each monthly anniversary of March 1, 2020, subject to your continued service on the Board through the applicable vesting date. The Initial Director Option will be subject to the Plan, the Director Compensation Policy and an option agreement in the form attached hereto as Exhibit F; and

•

For the avoidance of doubt, (i) other than the Forfeited Portion, your options to purchase Airbnb Shares will remain outstanding and, to the extent vested, exercisable based on your service on the Board, and (ii) your Airbnb RSUs for which the time and service-based requirement was satisfied as of March 1, 2020 will remain outstanding and eligible to vest pursuant to their terms upon satisfaction of the liquidity event requirement.

*        *        *         *        *

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Please indicate your agreement to the terms of this letter by signing below and returning a copy of it to me.

Very truly yours,

AIRBNB, INC.

/s/ Beth Axelrod
Beth Axelrod
VP of Global Employee Experience

Agreed:

/s/ Belinda Johnson	Date: 3/26/2020
Belinda Johnson

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EXHIBIT A

Second Amended and Restated Stock Option Agreement (Grant Number 100119)

(attached)

EXHIBIT B

Second Amended and Restated Stock Option Agreement (Grant Number 100119-NQ)

(attached)

EXHIBIT C

Omnibus Equity Award Agreement Amendment

(attached)

EXHIBIT D

Equity Awards

Restricted Stock Units

Grant Number	Grant Date	RSUs Granted	RSUs for Which Time and Service- Based Requirement Satisfied as of March 1, 2020	RSUs for Which Time and Service- Based Requirement Not Satisfied as of March 1, 2020	Forfeited RSUs
R0003373	11/30/2015	32,223	32,223	—	—
R0003374	11/30/2015	128,893	128,893	—	—
R0006425	04/19/2017	28,571	19,642	8,929	8,929
R0013331	03/22/2018	29,762	13,020	16,742	16,742
R0019860	03/21/2019	24,791	4,648	20,143	20,143

Stock Options

Grant Number	Grant Date	Exercise Price Per Share	Underlying Shares Granted	Shares Exercised as of March 1, 2020	Vested Shares Underlying Option as of March 1, 2020	Unvested Shares Underlying Option as of March 1, 2020	Shares Underlying Forfeited Portion of Option
100119-Amend	12/01/2011	$1.98	202,008	160,686	41,322	—	—
100119-NQ-A	12/01/2011	$1.98	1,348,590	529,354	819,236	—	—
N0000017-A	11/30/2015	$59.91	193,340	—	193,340	—	—
N0000035	04/19/2017	$105.00	171,429	—	125,000	46,429	46,429
N0000117	03/22/2018	$105.40	178,572	—	85,565	93,007	93,007
N0000192	03/21/2019	$126.05	148,750	—	27,890	120,860	120,860

EXHIBIT E

Form of Non-Employee Director RSU Agreement

(attached)

EXHIBIT F

Form of Non-Employee Director Stock Option Agreement

(attached)